EXHIBIT 99.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 9, 2007, by and between Standard Management Corporation, an Indiana corporation (the “Company”) and each of the Investors listed on Schedule A attached hereto.

1.        Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Indianapolis, Indiana are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock of the Company.

“Letter Agreement” means the Letter Agreement dated February 20, 2007 between the Company and Sam Schmidt.

“Effectiveness Period” means the period commencing with the date 90 days after the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

“Filing Date” has the meaning given in Section  2(a) of this Agreement.

“Initial Shelf Registration” has the meaning given in Section 2(a) of this Agreement.

“Investor or Investors” means the Investors listed on Schedule A attached hereto and their permitted successors and assigns pursuant to Section 7 hereof who hold Registrable Securities, and any other holder of Common Stock of the Company who by amendment has been granted registration rights under this Agreement by the Company with the consent of Investors holding a majority of the Registrable Securities.

“Registrable Securities” shall mean (i) the shares of Common Stock of the Company owned by the Investors as of the date of this Agreement, and (ii) any other shares of Common Stock issued to the Investors with respect to such shares of Common Stock upon any stock dividend, stock split or similar event; provided, however, that shares of Common Stock of the Company which are Registrable Securities shall cease to be Registrable Securities upon the earlier of (A) any sale or transfer in any manner to any person or entity after which such Registrable Securities are freely tradable, including, but not limited to, sales pursuant to a registration statement, Rule 144(k) sales or otherwise, but excluding any sale or transfer in connection with which the rights of the Investors hereunder are assignable pursuant to Section 7 or (B) such shares are saleable by the holder thereof pursuant to Rule 144(k) (or any successor provision) under the Securities Act.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses if any, and the expense of any special audits incident to or required by any such registration.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Investors and all fees and disbursements of counsel for the Investors.

“Selling Period” has the meaning given in Section 2(d) of this Agreement.

“Shelf Registration” means any registration statement under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time of Registrable Securities.

“Subsequent Shelf Registration” has the meaning given in Section 2(b) of this Agreement.

2.	Shelf Registration.

(a)           Shelf Registration. The Company shall prepare and file with the Commission, as soon as practicable but in any event on or prior to the date ninety (90) days following the date of this Agreement (the “Filing Date”), a registration statement for a Shelf Registration registering the resale from time to time by the Investors of all of the Registrable Securities (the “Initial Shelf Registration”). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Investors in the manner or manners designated by them. An offering of Registrable Securities pursuant to the Initial Shelf Registration may be effected in the form of an underwritten offering; provided that the Company shall not be obligated to arrange for such underwritten offerings other than as required by Section 4 of this Agreement. The Company shall use its reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration, as defined below, covering all of the Registrable Securities has been declared effective under the Securities Act. The Company may delay the Filing Date for the Initial Shelf Registration by up to 45 days from the otherwise required filing date, and shall give notice of any such delay to the Investors.

(b)           If the Initial Shelf Registration or any Subsequent Shelf Registration, as defined below, ceases to be effective for any reason as a result of the issuance of a stop order by the Commission at any time during the Effectiveness Period, the Company shall use its reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Effectiveness Period.

(c)           The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Investors or by any managing underwriter of such Registrable Securities in the event of an underwritten offering of the Registrable Securities.

(d)           Each Investor agrees that if such Investor wishes to sell its Registrable Securities pursuant to a Shelf Registration and related prospectus, it will do so only in accordance with this Section 2(d). Each Investor agrees to given written notice to the Company at least five Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall specify the date on which such Investor intends to begin such distribution and any information with respect to such Investor and the intended distribution of Registrable Securities by such Investor as may be required to amend the Registration Statement or supplement the related prospectus with respect to such intended distribution of Registrable Securities by such Investor (the “Requisite Information”). In the event the Investor fails to provide the Requisite Information in its initial notice of its intention to distribute the Registrable Securities pursuant to the Shelf Registration, the Company will promptly request such Investor to provide such Requisite Information. As soon as practicable after the date such notice and Requisite Information is provided, and in any event within four Business Days after such date, the Company shall, subject to Sections 2(e) and 2(f), (i) if necessary, prepare and file with the Commission a post-effective amendment to the Shelf Registration or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such registration statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will comply in all material respects with the rules and requirements under the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Notice Holder (as defined below) copies of any documents filed pursuant to Section 2(d)(i); and (iii) inform each Notice Holder that the Company has complied with its obligations in Section 2(d)(i) (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify the Notice Holder to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment and will promptly notify the Notice Holder when the amendment has become effective). Each Investor who has given notice of intention to distribute such Investor’s Registrable Securities in accordance with Section 2(d) hereof (a “Notice Holder”) will sell all or any of such Registrable Securities pursuant to the Shelf Registration and related prospectus only during the 45-day period commencing with the date on which the Company gives notice, pursuant to Section  2(d)(iii), that the Registration Statement and prospectus may be used for such purpose (such 45-day period is referred to as a “Selling Period”). The Notice Holders will not sell any Registrable Securities pursuant to such Registration Statement or prospectus after such Selling Period without giving a new notice of intention to sell pursuant to Section 2(d) hereof and receiving a further notice from the Company pursuant to Section 2(d)(iii) hereof.

(e)           The Company is not required to take any action under Section 2(d) or permit any sales thereunder during the period starting with the date ten (10) days prior to the Company’s estimated date of filing of any registration statement or preliminary or final prospectus supplement (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or with respect to a dividend reinvestment or direct stock purchase plan (DRIP) or with respect to which Section 4(a) applies), and continuing up to the earlier of (x) 30 days immediately following the effective date of any such registration statement or the date of any such final prospectus supplement, pertaining to securities of the Company, (y) the date when the Common Stock is trading at an average (for the trailing 20 trading days) of 110% of the offering price for such registration statement or prospectus supplement, and (z) the expiration of any lock-up periods to which the Company is subject in an underwritten offering, provided that the Company is actively employing in good faith all reasonable efforts to cause any such registration statement to become effective. The Company shall give written notice to any Investor requesting a sale under Section 2(d) if this Section 2(e) is applicable.

(f)            If the Company shall furnish to the Notice Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, the Company is in possession of material non-public information (including but not limited to information regarding a contemplated debt or equity financing) , disclosure of which would cause a serious detrimental effect to the Company or its shareholders if a prospectus supplement were filed in the near future, then the Company’s obligations under Section 2(d) shall be deferred for a period not to exceed 45 days; provided, however, that in no event may the Company delay the filing of a prospectus supplement pursuant to this Section 2(f) more than twice in any twelve (12) month period.

3.            Expenses of Registration. All Registration Expenses incurred in connection with all registrations shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.

4.            Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 2(a) of this Agreement, the Company will keep the Investors advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

(a)           prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

(b)           during the period in which the Company is required under the provisions hereof to keep a registration statement effective, furnish to the seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(c)           use its reasonable best efforts to register or qualify such Registrable Securities under any applicable securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(d)           notify the seller of such Registrable Securities, any time the Company becomes aware a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to the rights of the Company to suspend or delay sales stated elsewhere in this Agreement, at the request of such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e)           use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, use its best efforts to secure NASDAQ authorization for the trading of such Registrable Securities;

(f)            provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)           enter into such customary agreements (including underwriting agreements in customary form with underwriters selected by the Investors subject to the Company’s reasonable approval, not to be unreasonably withheld) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, (i) not effecting any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during a period customary for such agreements of no more than seven days prior to and no more than 30 days following the date of the final prospectus supplement for any underwritten offering with a Shelf Registration (except pursuant to registrations on Form S-8 or any successor form or registrations involving dividend reinvestment or direct share purchase plans), unless the underwriters managing the underwritten public offering otherwise agree, and (ii) using its reasonable efforts to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, acquired from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (excluding sales pursuant to Rule 144) of any such securities during such period unless the underwriters managing the public offering otherwise agree);

(h)           upon receipt and execution of such confidentiality agreements as the Company may reasonably request from parties who are not otherwise subject to confidentiality obligations because of the nature of their profession (e.g., underwriters, attorneys and accountants), make available for inspection by the seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (including, without limitation, accountants’ “cold comfort” letters and opinions of counsel);

(i)            otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(j)            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(k)           if the disposition of the Registrable Securities is pursuant to an underwritten offering, cause the appropriate officers and advisors of the Company to meet with the underwriters and the investors whose Common Stock is registered for resale thereunder.

5.	Indemnification.

(a)           The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any affidavits or written information supplied or withheld from the Company relating to such holder’s ownership of Registrable Securities or as otherwise required under the Securities Act furnished by such holder expressly for use in such registration statement or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with the number of copies of the same reasonably requested by such holder.

(b)           Each holder of Registrable Securities will furnish to the Company in writing such information and affidavits relating to such holder’s ownership of Registrable Securities or as otherwise required under the Securities Act as the Company reasonably requests for use in connection with the Shelf Registration or any applicable prospectus supplement and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which was expressly provided for use in such registration statement or amendment thereof or supplement thereto and was included in such registration statement or amendment thereof or supplement thereto in reliance on and in conformity with such written information or affidavit.

(c)           Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed or not defended because of a conflict of interest pursuant to clause (ii) of the preceding sentence, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

6.            Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times hereafter.

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended.

(c)           So long as any Investor owns any Registrable Securities, to furnish to such Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934, and a copy of the most recent annual or quarterly report of the Company.

7.             Transfer of Registration Rights. Subject to the termination provisions of Section 8 and the definition of “Registrable Securities,” the rights granted to the Investors hereunder may be assigned, in connection with any transfer or assignment of Registrable Securities by an Investor, to any transferee or assignee to whom the Investor may transfer or assign shares of Common Stock.

8.             Termination of Registration Rights. The Company’s obligations pursuant to Sections 2 and 3 shall expire when all Registrable Securities have ceased to be Registrable Securities.

9.        Miscellaneous.

(a)           Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Indiana.

(b)           Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby.

(c)           Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto, including as specifically provided by Section 7 hereof.

(d)           Entire Agreement; Amendment. This Agreement and its attachments constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Investors holding at least 67% of the Registrable Securities.

(e)           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(f)            Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(g)           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties below have executed this Agreement all as of the date first written above.

STANDARD MANAGEMENT CORPORATION

By: /s/ Ronald D. Hunter
Ronald D. Hunter
Chairman, President and Chief Executive
Officer

/s/ Sam Schmidt
Sam Schmidt

/s/ Sheila J. Schmidt

Sheila J. Schmidt, as Custodian for

Nicole Schmidt and Samuel
Spencer Schmidt

/s/ Marvin L. Schmidt	/s/ Judean A. Schmidt

The Schmidt Family Trust dated September 29, 1982

Marvin L. and Judean A. Schmidt, as Trustees

851888.1

SCHEDULE A

SCHEDULE OF INVESTORS

Sam Schmidt

Sheila J. Schmidt, as Custodian

for Nicole Schmidt and Samuel

Spencer Schmidt

The Schmidt Family Trust dated September 29, 1982

Marvin L. and Judean A. Schmidt, as Trustees